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                                 NATIONAL CITY
                                 BANCORPORATION


                                      1997


                                 SECOND QUARTER

                                     REPORT

                                   SIX MONTHS

                                      ENDED

                                  JUNE 30, 1997

NATIONAL CITY BANCORPORATION
CHANGE OF ADDRESS FOR SHAREHOLDER


National City Bank of Minneapolis
Stock Transfer Department
P.O. Box E1919
Minneapolis, Minnesota 55480-1919


PLEASE CHANGE MY ADDRESS TO:

Name___________________________________________________________________________
(PRINT NAME EXACTLY AS IT APPEARS ON STOCK CERTIFICATE)

Street ________________________________________________________________________

City __________________________________________________________________________

State__________________________________________ Zip Code ______________________

Date __________________________________________________________________________


                                   Old Address

Street ________________________________________________________________________

City __________________________________________________________________________

State__________________________________________ Zip Code ______________________

Signature _____________________________________________________________________

FINANCIAL HIGHLIGHTS
(in thousands except per share)


                                    SECOND QUARTER ENDED
                                          JUNE 30,
                                    --------------------     PERCENT
                                      1997         1996      CHANGE
                                    -------      -------     -------
EARNINGS:
 Net interest income                $10,732      $ 9,503       13%
 Net earnings                         3,471        2,942       18%
EARNINGS PER COMMON SHARE:
 Net earnings                       $  0.42      $  0.36


                                      SIX MONTHS ENDED
                                          JUNE 30,
                                    --------------------
                                     1997          1996
                                    -------      -------
EARNINGS:
 Net interest income                $21,111      $19,203       10%
 Net earnings                         6,764        5,781       17%
EARNINGS PER COMMON SHARE:
 Net earnings                         $0.83      $  0.71


                                    JUNE 30,  DECEMBER 31,
                                      1997        1996
                                    --------    --------
BALANCE SHEET ITEMS
 Total assets                       $950,241    $900,129        6%
 Loans                               659,072     596,504       10%
 Deposits                            482,933     519,631       (7)%
 Stockholders' equity                124,856     118,013        6%
 Book value per share                  15.39       14.55
  (adjusted for stock dividends)

DIRECTORS OF NATIONAL CITY
BANCORPORATION

David L. Andreas
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER
National City Bancorporation

Wendell R. Anderson*
OF COUNSEL
Larkin, Hoffman, Daly and
Lindgren Ltd.

L.W. Andreas
RETIRED CHAIRMAN OF
THE BOARD AND
CHIEF EXECUTIVE OFFICER
National City Bancorporation

Terry L. Andreas
CHAIRMAN OF THE BOARD
School for Field Studies
Beverly, Massachusetts

Marvin Borman*
PARTNER
Maslon, Edelman, Borman
and Brand

Kenneth H. Dahlberg
CHAIRMAN OF THE BOARD
Dahlberg, Inc.

John H. Daniels, Jr.*
PARTNER
Willeke and Daniels

Thomas E. Holloran*
PROFESSOR, GRADUATE PROGRAMS
IN MANAGEMENT
University of St. Thomas

C. Bernard Jacobs
RETIRED PRESIDENT AND
CHIEF EXECUTIVE OFFICER
National City Bancorporation
RETIRED CHAIRMAN OF THE BOARD
National City Bank

David C. Malmberg
NON-EXECUTIVE CHAIRMAN
OF THE BOARD
National City Bank

Walter E. Meadley, Jr.
RETIRED VICE CHAIRMAN
OF THE BOARD
National City Bank

Roger H. Scherer*
CHAIRMAN OF THE BOARD
Scherer Bros. Lumber Company

* Members of the Audit Committee


OFFICERS OF NATIONAL CITY
BANCORPORATION

David L. Andreas
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER

Thomas J. Freed
SECRETARY AND CONTROLLER


PRINCIPAL OFFICERS OF
SUBSIDIARIES

DIVERSIFIED BUSINESS
CREDIT INC.

David L. Andreas
CHAIRMAN OF THE BOARD

Robert L. Olson
PRESIDENT AND
CHIEF EXECUTIVE OFFICER


NATIONAL CITY BANK
OF MINNEAPOLIS

David C. Malmberg
NON-EXECUTIVE CHAIRMAN
OF THE BOARD

David L. Andreas
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

William J. Klein
EXECUTIVE VICE PRESIDENT
CLIENT SERVICES

Craig E. Cina
SENIOR VICE PRESIDENT
MARKETING

Thomas J. Freed
SENIOR VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER

Donald W. Kjonaas
SENIOR VICE PRESIDENT
OPERATIONS

Claudith Washington
SENIOR VICE PRESIDENT
HUMAN RESOURCES

NATIONAL CITY BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                                        June 30,  December 31,
                                                                           1997       1996
----------------------------------------------------------------------------------------------
ASSETS
     Cash and due from banks                                            $  48,369    $  47,934
     Federal funds sold and resale agreements                              38,300       60,120
     Available-for-sale securities:
         U.S. Treasury                                                     23,928       23,903
         U.S. Government agencies                                           9,868        9,661
         Mortgage-backed                                                   90,766       94,671
         Other securities                                                   4,955        4,955
                                                                        ---------    ---------
              Total available-for-sale securities                         129,517      133,190
     Held-to-maturity securities:
         Mortgage-backed                                                   42,308       31,254
         Other securities                                                     203          251
                                                                        ---------    ---------
              Total held-to-maturity securities                            42,511       31,505
               (approximate market value: 1997-$42,764; 1996-$31,812)
     Loans                                                                659,072      596,504
         Less allowance for loan losses                                    (9,242)      (8,511)
                                                                        ---------    ---------
        Net loans                                                         649,830      587,993
     Premises and equipment                                                11,974       11,798
     Accrued interest receivable                                            7,223        6,306
     Customer acceptance liability                                            213          787
     Other assets                                                          22,304       20,496
                                                                        ---------    ---------
              Total assets                                              $ 950,241    $ 900,129
                                                                        =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
     Deposits:
         Noninterest bearing                                            $ 137,542    $ 162,895
         Interest bearing                                                 345,391      356,736
                                                                        ---------    ---------
              Total deposits                                              482,933      519,631
     Federal funds purchased and repurchase agreements                    122,196       96,640
     Commercial paper                                                     130,277       98,107
     Other short-term borrowed funds                                       24,078       11,366
     Acceptances outstanding                                                  213          787
     Other liabilities                                                      7,968        7,665
     Long-term debt                                                        57,720       47,920
                                                                        ---------    ---------
              Total liabilities                                           825,385      782,116
     Stockholders' equity:
         Common stock, par value $1.25
              Authorized shares: 20,000,000
              Issued shares: 1997-- 8,110,836; 1996-- 7,374,520            10,139        9,218
         Additional paid-in capital                                        94,756       79,199
         Unrealized gains (losses) net of tax effect                         (303)        (405)
         Retained earnings                                                 20,264       30,001
                                                                        ---------    ---------
              Subtotal                                                    124,856      118,013
     Less common stock in treasury at cost:
       1997 -- 5 shares; 1996 -- 16 shares
                                                                        ---------    ---------
              Total stockholders' equity                                  124,856      118,013
                                                                        ---------    ---------
              Total liabilities and stockholders' equity                $ 950,241    $ 900,129
                                                                        =========    =========


NATIONAL CITY BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands except per share)

                                                              Three Months Ended        Six Months Ended
                                                                   June 30,                 June 30,
                                                              1997          1996        1997        1996
------------------------------------------------------------------------------------------------------------
INTEREST INCOME
     Interest and fees on loans                            $   16,360   $   14,050   $   31,693   $   28,156
     Interest on federal funds sold & resale agreements           338          112          596          324
     Interest and dividends on securities:                      2,810        2,579        5,626        5,143
                                                           ----------   ----------   ----------   ----------
              Total interest income                            19,508       16,741       37,915       33,623

INTEREST EXPENSE
     Interest on deposits                                       3,883        3,493        7,746        7,086
     Interest on short-term borrowed funds                      3,911        2,941        7,234        5,709
     Interest on long-term debt                                   982          804        1,824        1,625
                                                           ----------   ----------   ----------   ----------
              Total interest expense                            8,776        7,238       16,804       14,420
                                                           ----------   ----------   ----------   ----------
              Net interest income                              10,732        9,503       21,111       19,203
     Provision for loan losses                                    567          465        1,357          900
                                                           ----------   ----------   ----------   ----------
     Net interest income after provision for loan losses       10,165        9,038       19,754       18,303

NONINTEREST INCOME
     Service charges on deposit accounts                          527          521        1,182        1,009
     Fees for other customer services                             466          507          838          980
     Trust fees                                                 1,229        1,102        2,513        2,251
     Other                                                        258          280          927          545
                                                           ----------   ----------   ----------   ----------
              Total noninterest income                          2,480        2,410        5,460        4,785

NONINTEREST EXPENSES
     Salaries and employee benefits                             3,759        3,731        7,638        7,632
     Net occupancy expense                                        780          785        1,544        1,460
     Equipment rentals, depreciation & maintenance                880          688        1,772        1,367
     Other                                                      1,481        1,460        3,072        3,131
                                                           ----------   ----------   ----------   ----------
              Total noninterest expense                         6,900        6,664       14,026       13,590
                                                           ----------   ----------   ----------   ----------
     Earnings before taxes                                      5,745        4,784       11,188        9,498
     Applicable income taxes                                    2,274        1,842        4,424        3,717
                                                           ----------   ----------   ----------   ----------
              Net earnings                                 $    3,471   $    2,942   $    6,764   $    5,781
                                                           ==========   ==========   ==========   ==========
Net earnings per common share                              $     0.42   $     0.36   $     0.83   $     0.71
Average common and common equivalent shares outstanding     8,110,840    8,111,250    8,110,853    8,111,275


TO OUR STOCKHOLDERS:

Net earnings were $3,471,000 for the second quarter of 1997, up 18 percent, compared with $2,942,000 in the second quarter of 1996. Earnings per share increased to $0.42 compared with $0.36 in the second quarter of 1996.

Second quarter net interest income was $10,732,000, which was higher by $1,229,000, or 12.9 percent, than in the second quarter of 1996. The improvement was primarily attributable to an increase in average loans, which were up $82.1 million, or 14.7 percent from the second quarter of 1996. The growth in loans occurred mainly in commercial lending at both subsidiaries, National City Bank of Minneapolis and Diversified Business Credit, Inc. The net interest margin was
5.18 percent for the second quarter compared with 5.28 percent for the same period last year. Noninterest income for the second quarter was $70,000 or 2.9 percent more than the second quarter of 1996. Noninterest expense for the second quarter was $236,000 or 3.5 percent more than the second quarter of 1996. The increase occurred mainly in depreciation related to our new quarters, offset partially by lower personnel costs.

Net loan charge-offs for the second quarter were $156,000. Additional loss provisions of $567,000 were added to the reserve during the quarter. As a result, the Company's reserve for loan losses at quarter-end was $9,242,000 or
1.40 percent of loans outstanding compared to $8,511,000 and 1.43 percent at December 31, 1996. Nonperforming assets, those loans on which interest is no longer expected to be earned, were down to $1.5 million or .23 percent of total loans at June 30, 1997 compared with $3.2 million or .54 percent of total loans at December 31, 1996. The increased reserve and lower nonperforming assets combined to improve the reserve coverage of these assets to 610 percent.

Current news and other information about your Company can now be found on the internet at http://www.shareholdernews.com/NCBM The site includes our current stock price, press releases, and a link to Securities and Exchange Commission filings.

/s/ David L. Andreas
David L. Andreas
Chairman of the Board and
Chief Executive Officer

                                                                    BULK RATE
                                                                   U.S. POSTAGE
                                                                       PAID
                                                                 MINNEAPOLIS, MN
                                                                 PERMIT NO. 2816

NATIONAL CITY BANCORPORATION
651 Nicollet Mall
Minneapolis, Minnesota 55402-1611
Telephone 612-904-8503